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EXHIBIT 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report of Syntel, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bharat Desai, Chairman, President, and Chief Executive Officer of the Company and Keshav Murugesh, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in this Report

    /s/ Bharat Desai
    -------------------------------
    Bharat Desai
    Syntel, Inc.
    Chairman, President, and
    Chief Executive Officer

    March 14, 2005


    /s/ Keshav Murugesh
    -------------------------------
    Keshav Murugesh
    Syntel, Inc.
    Chief Operating Officer and
    Chief Financial Officer

    March 14, 2005

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company, and furnished to the Securities and Exchange Commission or its staff upon request.